Exhibit 1.1

LIBERTY LATIN AMERICA LTD.

(an exempted Bermuda company limited by shares)

Up to 49,019,607 Class C Liberty Latin America Ltd. Common Shares*

Issuable Upon Exercise of Rights

to Subscribe for such Shares

FORM OF DEALER MANAGER AGREEMENT

September     , 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Liberty Latin America Ltd., an exempted Bermuda company limited by shares (the “Company”), proposes to distribute to the holders of record (the “Holders”) as of 5:00 p.m. (New York City) time on September 8, 2020 of its outstanding (i) Class A Common Shares, par value $0.01 per share (the “Class A Common Shares”), (ii) Class B Common Shares, par value $0.01 per share (the “Class B Common Shares”), and (iii) Class C Common Shares, par value $0.01 per share (the “Class C Common Shares”), rights (each, a “Right” and, collectively, the “Rights”) entitling such Holders, to collectively subscribe for up to an aggregate of 49,019,607 whole Class C Common Shares, plus additional Class C Common Shares which may be issued as a result of rounding fractional Rights up to the nearest whole right, as described in the Prospectus (as defined below) (each, a “Share” and, collectively, the “Shares”) (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is issuing to each Holder (i) 0.2690 Rights for every Class A Common Share, (ii) 0.2690 Rights for every Class B Common Share and (iii) 0.2690 Rights for every Class C Common Share, provided that the total number of Rights to be issued to each Holder will be rounded up to the nearest whole number as described in the Prospectus. The Rights entitle the Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus at the subscription price of $7.14 per share (the “Subscription Price”), one Share for each Right exercised, on the terms and subject to the conditions set forth in the Prospectus. Pursuant to the over-subscription privilege in connection with the Rights Offering, Holders who fully exercise all Rights issued to them may subscribe for additional Shares not subscribed for by other Holders.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration

*	Plus additional Class C Common Shares which may be issued as a result of rounding fractional Rights up to the nearest whole right, as described in the Prospectus.

statement on Form S-3 (File No. 333-[•]), including a prospectus, relating to the Rights and the Shares. Such registration statement, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement, at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the prospectus in the form furnished by the Company to the Dealer Manager for use by the Dealer Manager from time to time in connection with the Rights Offering. Any reference in this dealer manager agreement (this “Agreement”) to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. The term “Offering Materials” shall refer to (i) any Issuer Free Writing Prospectus (as defined below), and (ii) the letters to beneficial owners of the Class A Common Shares, Class B Common Shares and Class C Common Shares of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees, in each case in the form filed as exhibits to the Registration Statement (the “Exercise Materials”).

As used in this Agreement, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act (“Rule 405”)) relating to the Rights or Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Rights Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

The (i) execution and delivery of this Agreement by the Company, (ii) the Rights Offering, including the issuance of Shares upon exercise of the Rights, (iii) performance by the Company of its obligations under this Agreement, and (iv) transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

1.    Engagement.

(a)    The Company hereby engages you to act as its exclusive dealer manager (the “Dealer Manager”) in connection with the Rights Offering, and, on the basis of the representations, warranties and agreements contained herein, you hereby accept such engagement upon the terms and subject to the conditions set forth in this Agreement.

(b)    As Dealer Manager, you agree, in accordance with your firm’s customary practice, to perform those services in connection with the Rights Offering as are customarily performed by investment banks in connection with rights offerings of like nature, including, without limitation, using reasonable best efforts to solicit the exercise of the Rights and subscriptions for the Shares pursuant to the Rights Offering.

(c)    The Company further authorizes you to communicate with Computershare Trust Company, N.A. (“Trust Company”) and Computershare Inc. (“Computershare” and together with Trust Company, the “Agent”), with a copy to a representative of the Company designated by the Company, with respect to matters relating to the Transactions. The Company has instructed the Agent to advise you upon your request as to the number of Shares to be issued pursuant to the exercise of Rights that Holders have subscribed for pursuant to the Rights Offering and as to such other matters in connection with the Rights Offering as you may reasonably request, subject to Section 3(e).

(d)    The Company acknowledges and agrees that neither you nor any of your affiliates, directors, officers or employees shall have any liability (in tort, contract or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages, liabilities and expenses (each, a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the Rights Offering, and neither the Dealer Manager nor any of its affiliates, directors, officers or employees shall be liable for any Losses arising from its own acts or omissions in performing its obligations as a dealer manager or as a Dealer in connection with the Rights Offering, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct in performing such obligations. In connection with the Rights Offering, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you shall not be deemed the agent of any Dealer, bank or trust company or an agent of, or a fiduciary or a financial advisor to, the Company or any of its affiliates, equity holders, creditors or any other person. In acting as Dealer Manager in connection with the Rights Offering, you shall not be, nor shall you be deemed for any purpose, to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company or its affiliates in connection with the acting as Dealer Manager in connection with the Rights Offering, and neither the Company nor any of its affiliates shall be deemed to act as your agents.

(e)    In acting as Dealer Manager in connection with the Rights Offering, you are engaging in an arm’s-length commercial transaction with the Company. The Company acknowledges and agrees that (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and any duties arising out of your engagement hereunder shall be owed solely to the Company, (ii) you may perform the services contemplated hereby through or in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement, and (iii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of the Company or their respective affiliates or other entities that may be involved in the Transactions. Additionally, the Company acknowledges and agrees that you are not advising the Company as to any legal, regulatory, tax, investment or accounting matters in any jurisdiction. The Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the terms of the Rights Offering and you shall have no responsibility or liability to the Company with respect thereto. Any review by the Dealer Manager of the Company or its affiliates, and the Transactions or other matters relating to such Transactions will be performed solely for the benefit of the Dealer Manager, and shall not be on behalf of the Company or its affiliates or any other person.

2.    Representations and Warranties by the Company. The Company represents and warrants to the Dealer Manager as of the time and date of the commencement of the Rights Offering (such date and time hereinafter referred to as the “Representation Date”), as of the date hereof (if such date is not the Representation Date) and as of the date of expiration of the Rights Offering, as set forth in the Prospectus (as it may be extended as provided in the Prospectus, the “Expiration Date”), that:

(a)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Rights and Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, complied in all material respects with the requirements of the Securities Act. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission complied in all material respects with the requirements of the Securities Act and the Prospectus delivered to the Dealer Manager for use in connection with the Rights Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Representation Date or at the Expiration Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Offering Materials (as amended or supplemented), when taken together with the Prospectus, as of their dates, at the Representation Date and the Expiration Date do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, the Representation Date or at the Expiration Date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed or hereafter are filed with the Commission, when read together with the other information in the Registration Statement, the Offering Materials and the Prospectus, as the case may be, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Offering Materials or the Prospectus (or any amendment or supplement to the Registration Statement, the Offering Materials or the Prospectus) made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the name of the Dealer Manager, (ii) the first sentence of the fourth paragraph under the caption “Plan of Distribution” in the Prospectus, (iii) the tenth paragraph under the caption “Plan of Distribution” in the Prospectus, and (iv) the first sentence of the thirteenth paragraph under the caption “Plan of Distribution” in the Prospectus (the “Dealer Manager Information”).

(c)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) as of the Representation Date, and (D) as of the Expiration Date, the Company was, is and will be a “well-known seasoned issuer” (as defined in Rule 405).

(e)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at each of the Representation Date, Expiration Date and at the date hereof, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f)    Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus are independent public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(g)    Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Offering Materials and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules of the Company are required to be included in the documents of the Company incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus under the Exchange Act. All disclosures contained in the Registration Statement, the Offering Materials or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the documents incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Offering Materials or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than changes relating to the economy in general or the Company and its subsidiaries’ industries in general, arising on or after the date hereof, and not specifically relating to the Company, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(i)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company limited by shares in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981 of Bermuda, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has corporate capacity and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Offering Materials and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), other than changes relating to the economy in general or the Company’s industry in general, arising on or after the date hereof, and not specifically relating to the Company.

(j)    Good Standing of Subsidiaries. Each of LiLAC Communications Inc., organized under the laws of Delaware, VTR Finance N.V., organized under the laws of the Netherlands, CWI Caribbean Limited, organized under the laws of Barbados, Sable International Finance Limited, organized under the laws of the Cayman Islands, Coral-US Co-Borrower LLC, organized under the laws of Delaware, Cable & Wireless Communications, Inc., organized under the laws of Virginia, Liberty Communications of Puerto Rico LLC, formerly known as Liberty Cablevision of Puerto Rico LLC, organized under the laws of Puerto Rico, and Cable & Wireless Communications Limited, organized under the laws of the United Kingdom (collectively, the “Subsidiaries” and each, a “Subsidiary”), is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), and the Company has no other subsidiary that is a “significant subsidiary” of the Company (as defined in Rule 1-02 of Regulation S-X). Each of the Subsidiaries is a wholly owned subsidiary of the Company and has been duly organized and is validly existing in good standing (to the extent such concept applies in the Subsidiary’s jurisdiction of incorporation or organization) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Offering Materials and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Offering Materials and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities as are not, individually or in the aggregate, material to the ownership, use or value thereof or as disclosed in the Registration Statement, the Offering Materials and the Prospectus). To the knowledge of the Company, none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(k)    Authorization of Capital Stock. The authorized capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Offering Materials and the Prospectus.

(l)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)    Authorization of the Rights. The Rights have been duly authorized for issuance and distribution to the Holders in the Rights Offering.

(n)    Authorization of the Shares. The Shares have been duly authorized for issuance and sale to the Holders upon exercise of the Rights and, when issued and delivered by the Company upon exercise of the Rights against payment of the Subscription Price, will be validly issued, fully paid and nonassessable (which term when used herein in respect of the Company’s shares means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

(o)    Description of the Rights and the Shares. The Rights and the Shares will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Offering Materials and the Prospectus.

(p)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act, other than those rights that have been disclosed in the Registration Statement, the Offering Materials and the Prospectus (including the Registration Rights Agreement dated October 17, 2018, by and between Liberty Latin America, SCPV LEO, L.P., SC LEO, L.P., SC AIV LEO, L.P., Searchlight/SIP Holdco SPV II (TRI), L.P. and Searchlight LEO Co-Invest Partners, LP.) and have been waived.

(q)    Absence of Violations, Defaults and Conflicts. None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any of its other subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the Transactions and the consummation of the Transactions (including the issuance and sale of the Shares upon exercise of the Rights and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bye-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or any governmental authority having jurisdiction over the Company. As used herein, (i) a “subsidiary” of the Company means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by the Company and (ii) a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)    Absence of Labor Dispute. No labor dispute exists with the employees of the Company, its Subsidiaries, or to the Company’s knowledge, any of its other subsidiaries or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect.

(s)    Absence of Proceedings. Except as disclosed in the Registration Statement, the Offering Materials and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or, to the knowledge of the Company, the Company’s other subsidiaries, which might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Offering Materials and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(t)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Offering Materials or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(u)    Absence of Further Requirements. No filing (other than routine tax filings) with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Rights or the Shares issued upon exercise of the Rights hereunder or the consummation of the Transactions, except such as have been already obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Select Market (the “Nasdaq Market”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(v)    Possession of Licenses and Permits. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses of the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(w)    Title to Property. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Offering Materials and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Offering Materials and the Prospectus, are in full force and effect.

(x)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, other than those the failure to own or possess would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(y)    Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the Offering Materials and the Prospectus, the Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15(f) under the Exchange Act) and a system of internal control over financial reporting sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Offering Materials and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as described in the Registration Statement, the Offering Materials and the Prospectus, the Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to provide reasonable assurance that (A) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure and (B) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aa)    Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries that are required by law to have been filed have been filed (taking into account any valid extensions of time within which to file) and all U.S. federal income taxes shown by such returns or otherwise assessed against the Company and its subsidiaries, which are due and payable, have been paid, except assessments against which appeals have been or will be timely taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established or as to which the failure to pay would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(bb)    Insurance. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(cc)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares upon exercise of the Rights and the application of the net proceeds therefrom as described in the Registration Statement, the Offering Materials and the Prospectus will not be required, to register as an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd)    Absence of Manipulation. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), of the Company has taken, nor will the Company or any of its Affiliates take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares issued upon exercise of the Rights in violation of Regulation M under the Exchange Act.

(ee)    Foreign Corrupt Practices Act. None of the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries or any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of the Company’s subsidiaries (each such director, officer, agent, employee, Affiliate or other person, a “Covered Person”) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries and the Company’s Affiliates have conducted their businesses in compliance with the FCPA in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)    Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as

amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)    Sanctions. None of the Company, and its Subsidiaries and, to the knowledge of the Company, the Company’s other subsidiaries or any Covered Person is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, except as permitted by applicable law.

(hh)    Data Security. Except as disclosed in the Registration Statement, the Offering Materials and the Prospectus, to the knowledge of the Company, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries or, to the knowledge of the Company, of the Company’s other subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its Subsidiaries nor, to the knowledge of the Company, the Company’s other subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, events or conditions, as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ii)    Exchange Listing. The Rights and the Shares have been approved for listing on the Nasdaq Market, subject to official notice of issuance.

(jj)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 6 hereof do not contravene Bermuda law or public policy.

(kk)    Passive Foreign Investment Company. The Company believes it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for the 2019 taxable year, and the Company does not expect to be a PFIC for foreseeable future taxable years.

(ll)    Dividends. Except as disclosed in the Registration Statement, the Offering Materials and the Prospectus, no approvals (other than approval of the Company’s board of directors and compliance with the Companies Act 1981 of Bermuda) are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Bermuda and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(mm)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Offering Materials, the Prospectus, this Agreement, the Rights or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(nn)    Legal Action. The Dealer Manager has standing to bring an action or proceedings before the appropriate courts in the jurisdiction of incorporation of the Company for the enforcement of this Agreement. It is not necessary in order for the Dealer Manager to enforce its rights under this Agreement, including the exercise of remedies hereunder, that it be licensed, qualified or otherwise entitled to carry on business in the Company’s jurisdiction of incorporation.

3.    Covenants of the Company. The Company covenants and agrees with you that:

(a)    The Company will advise the Dealer Manager promptly (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any Offering Materials or any amendment to the Prospectus has been filed or distributed, or when amendments to the Offering Materials have been distributed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event or development within the Subscription Period as a result of which the Registration Statement, any of the Offering Materials, the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Materials, the Prospectus or any such Issuer Free Writing Prospectus is delivered to a Holder, not misleading, and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Rights or Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Rights or Shares and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof. In the case of clause (v) above, the Company will promptly prepare an amendment or supplement which will correct such statement or omission or effect compliance with such requirements and, after having provided the Dealer Manager and its counsel with an reasonable opportunity to review and comment on such amendment or supplement, file with the Commission such amendment or supplement. The Company agrees to provide you with any other information relating to the Rights Offering, the Offering Materials or this Agreement that you may from time to time reasonably request.

(b)    The Company will cause copies of the Prospectus and any applicable Offering Materials (other than any press releases or newspaper advertisements relating to the Rights Offering) as in effect at such time to be mailed or otherwise delivered or made available to each Holder as soon as practicable on or after the Representation Date. The Company will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act (without taking into account Rule 172 under the Securities Act), such number of printed copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act. The Company authorizes you to use copies of the Offering Materials in connection with the performance of your duties hereunder.

(c)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Dealer Manager, the Company will not make any offer relating to the Rights or Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) such as those required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Written Communications included in Exhibit A hereto. Any such free writing prospectus consented to by the Dealer Manager is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.

(d)    The Company will use the net proceeds from the issuance of Shares upon exercise of the Rights in the manner as described under the caption “Use of Proceeds” in the Prospectus.

(e)    To the extent known, and to the extent permitted by applicable law, the Company will advise or cause the Agent to advise the Dealer Manager as to the names of all Holders exercising Rights (and, upon reasonable request by the Dealer Manager, additional contact information for such holders) and the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise and being processed; and will notify the Dealer Manager, as soon as practicable following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise and being processed.

(f)    The Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the issuance and sale of the Shares pursuant to the terms of the Rights Offering.

(g)    The Company will endeavor, if necessary, in cooperation with the Dealer Manager, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Dealer Manager may designate and to maintain such qualifications in effect so long as required to consummate the Rights Offering; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)    The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Dealer Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i)    So long as the Rights are outstanding, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to holders of the Rights, and copies of any reports and financial statements furnished to or filed with the Commission (collectively, the “Filings”), except for all such Filings filed by the Company with the Commission in electronic format on EDGAR.

(j)    The Company will comply in all material respects with the Securities Act and the Exchange Act, as applicable, and the rules of the Nasdaq Market, in conducting the Rights Offering and the issuance of Shares pursuant thereto as contemplated in the Registration Statement, the Prospectus and the Offering, each as amended or supplemented.

(k)    Subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Rights, the Company will file all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the time periods required by the Securities Act or the Exchange Act, as applicable.

4.    Conditions to Obligations of the Dealer Manager. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    The Dealer Manager shall have received on and as of the Representation Date and on the Expiration Date, a certificate of the Chief Executive Officer or any Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, satisfactory to you, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state: that the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct at and as of such dates; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such dates; that subsequent to the respective dates as of which information is given in the Registration Statement, there has not been any event or development with respect to the Company and its subsidiaries taken as a whole that would reasonably be expected to result in a Material Adverse Effect, other than as set forth or contemplated in the Registration Statement. The officers signing the certificate may state that in making the statements set forth therein they have relied, to the extent they deem proper, upon one or more certificates of officers of subsidiaries of the Company.

(b)    On the Representation Date and on the Expiration Date, Sidley Austin LLP, counsel to you, shall have furnished to you, as Dealer Manager, their written opinion and negative assurance letter, dated the respective date of delivery thereof, with respect to such matters as you may reasonably request and such counsel shall have received such papers and information as they may reasonably request to enable them to pass on such matters.

(c)    On the Representation Date and on the Expiration Date, (i) Baker Botts L.L.P., counsel to the Company, shall have furnished to you, as Dealer Manager, their written opinion and negative assurance letter, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-1; (ii) Conyers Dill & Pearman Limited, Bermuda counsel for the Company, shall have furnished to you, as Dealer Manager, their opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-2; (iii) Allen & Overy LLP, Netherlands counsel for the Company, shall have furnished to you, as Dealer Manager, their opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-3; (iv) McConnell Valdés LLC, Puerto Rico counsel for the Company, shall have furnished to you, as Dealer Manager, their opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-4; (v) Baker Botts (UK) LLP, English counsel for the Company, shall have furnished to you, as Dealer Manager, their opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-5; (vi) Nelson Mullins Riley & Scarborough LLP, counsel for the Company, shall have furnished to you, as Dealer Manager, their opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-6; and (vii) the Chief Legal Officer of the Company, shall have furnished to you, as Dealer Manager, his opinion, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-7. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)     (i) On the Representation Date, KPMG LLP shall have furnished to you, at the request of the Company, a letter, dated the Representation Date, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the applicable Offering Materials and the Prospectus. (ii) On the Expiration Date, KPMG LLP shall have furnished to you, at the request of the Company, a letter, dated the Expiration Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this Section 4(d), except that the “cut-off” date referred to shall be a date not more than three business days prior to the Expiration Date. Each such letter pursuant to this Section 4(d) shall use a “cut-off” date no more than three business days prior to the respective date of delivery.

(e)    No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information with regard to the Rights Offering shall have been complied with to the reasonable satisfaction of the Dealer Manager.

(f)    No event or condition of a type described in Section 2(h) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Materials (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Dealer Manager makes it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the Shares on the terms and manner described in the Registration Statement and the Prospectus.

(g)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the making or consummation of the Rights Offering or the issuance of the Shares upon exercise of the Rights or prevent the Dealer Manager from rendering services pursuant to this Agreement or continuing so to act, as the case may be; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the making or consummation of the Rights Offering or the issuance of the Shares upon exercise of the Rights or prevent the Dealer Manager from rendering services pursuant to this Agreement or continuing so to act.

(h)    On or prior to the Representation Date and Expiration Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer Manager.

5.    Compensation and Expenses.

(a)    The Company agrees to pay the Dealer Manager, as compensation for its services as Dealer Manager in connection with the Rights Offering, aggregate fees of $1,000,000. The foregoing fee will be payable on the date of the issuance of the Shares or such other date as may be agreed by the Company and you. Such fee will not be payable unless the Rights Offering is consummated.

(b)    The Company further agrees to pay directly or reimburse the Dealer Manager for (i) all fees and expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of the Prospectus and any Offering Materials, (ii) all fees and expenses of the Agent (including counsel therefor), (iii) all advertising charges in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to Dealers (including the Dealer Manager) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Offering Materials to their customers, (v) the preparation, printing, authentication, issuance and delivery of the Rights or the Shares issuable on exercise of the Rights, including any stamp, transfer or similar taxes in connection with the Rights Offering, (vi) the preparation, printing (or reproduction) and delivery of this Agreement and all other agreements or documents prepared, printed (or reproduced) and delivered in connection with the Rights Offering, (vii) any fees and expenses relating to the registration or qualification of the Rights and Shares under the securities or blue sky laws of the several states of the United States, (viii) any filings required to be made with FINRA, (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company and the Dealer Manager in connection with investor presentations, (x) the fees and expenses of the accountants of the Company and the fees and expenses of counsel (including local and special counsel) for the Company, (xi) the fees and expenses of the transfer agent (and any counsel therefor), (xii) the documented fees and disbursements of the Dealer Manager’s outside legal counsel, and (xiii) all expenses and application fees related to the Rights being made eligible for clearance and settlement through DTC and for the listing on the Nasdaq Market. The Dealer Manager agrees to pay all fees and expenses incurred by the Dealer Manager in connection with the Rights Offering or otherwise in connection with the performance of services hereunder, excluding the fees and disbursements of the Dealer Manager’s outside legal counsel.

6.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless the Dealer Manager, its affiliates, directors and officers and each person, if any, controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Dealer Manager or any such other persons (each, a “Dealer Manager Indemnified Person”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), whether or not in connection with pending or threatened litigation to which the Dealer Manager (or any other Indemnified Person) may be a party, in each case as such expenses are incurred or paid, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is based upon any such untrue statement or alleged untrue statement or omission made in the Dealer Manager Information, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Offering Materials, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is based upon any such untrue statement or alleged untrue statement or omission made in the Dealer Manager Information or any claim, litigation, investigation (including any governmental or regulatory investigation) or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any and all expenses (including, without limitation, reasonable and documented fees and disbursements of counsel and other out-of-pocket expenses) as they are incurred in connection with investigating, responding to or defending any of the foregoing.

(b)    The Dealer Manager agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Company Indemnified Person” and, together with the Dealer Manager Indemnified Persons, each an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities described in subsection (a) of this Section 6, as incurred, but only with respect to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), Prospectus, any road show or Offering Materials or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent such statement is made based upon any untrue statement or alleged untrue statement or omission made in the Dealer Manager Information.

(c)    If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company on one hand, and the Dealer Manager on the other shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Dealer Manager, on the other hand, from the Rights Offering, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, in connection with the statements, actions, or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by the Dealer Manager, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate amount of gross proceeds received upon exercise of the Rights bears to (ii) the aggregate fee paid to the Dealer Manager pursuant to Section 5 of this Agreement. The relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by the Dealer Manager and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Dealer Manager and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)    Promptly after the receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made under Sections 6(a) or (b) of this Agreement, notify the Company and the Dealer Manager (if the claim is made under Section 6(b)) (each being referred to herein as an “Indemnifying Party”) in writing of the commencement thereof; provided that (i) the failure to so notify will not relieve the Indemnifying Party from any liability which it may have hereunder except to the extent it has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure, and (ii) the failure to so notify will not relieve the Indemnifying Party from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that the Indemnifying Party may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Dealer Manager, in the case of a Dealer Manager Indemnified Person, or by the Company, in the case of a Company Indemnified Person, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice to the Indemnifying Party of commencement of the Proceedings, or (iii) the Indemnifying Party has authorized in writing the employment of counsel for such Indemnified Person.

(e)    An Indemnified Party shall be liable for any settlement of any Proceedings effected without the Indemnifying Party’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Indemnifying Party’s written consent, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Party reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Section 6, the Indemnifying Party shall be liable for any settlement of any Proceedings effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Party of such request for reimbursement, (ii) such Indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceedings in respect of which indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such Proceedings, and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(f)    The indemnity, reimbursement and contribution obligations under this Section 6 shall be in addition to any liability which the applicable Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Person.

7.    Termination. This Agreement shall terminate upon the earlier to occur of (i) the issuance of Shares pursuant to the exercise of Rights, and (ii) the earlier withdrawal or termination of the Rights Offering. This Agreement may be terminated by either the Company or you at any time, with or without cause, effective upon receipt by the other party of written notice to that effect.

8.    Survival. The provisions of Sections 1(d), 2, 5, 6, 9, 10, 11, 12 and 17 hereof shall remain operative and in full force and effect regardless of (i) any failure by the Company to commence, or the withdrawal, termination or consummation of, the Rights Offering or issuance of Shares upon exercise of the Rights, (ii) any investigation made by or on behalf of any party hereto, (iii) any withdrawal by you as a Dealer Manager, and (iv) any termination of this Agreement.

9.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

10.    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)     if to J.P. Morgan Securities LLC:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: Equity Syndicate Desk

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Facsimile: (212) 839-5599

Attention: Robert Mandell

Email: rmandell@sidley.com

(b)     if to the Company:

Liberty Latin America Ltd.

1550 Wewatta Street, Suite 750

Denver, Colorado 80202

Facsimile: (720) 398-3330

Attention: John Winter

Email: j@lla.com

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Facsimile: (212) 408-2501

Attention: Adorys Velazquez

Email: adorys.velazquez@bakerbotts.com

11.    Governing Law; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and you irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder.

12.    Benefit. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Manager and the other Indemnified Persons, and their respective successors and assigns. Subject to the foregoing, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

13.    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon, relating to or in connection with this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the Borough of Manhattan, New York City (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceedings. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceedings brought in any Specified Court. The parties irrevocably and unconditionally waive, to the fullest extent they may effectively do so, any objection to the laying of venue of any Related Proceedings in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceedings brought in any Specified Court has been brought in an inconvenient forum. The Company irrevocably appoints LiLAC Communications Inc., 1550 Wewatta Street, Suite 710, Denver, CO 80202 as its agent to receive service of process or other legal summons for purposes of any Related Proceedings that may be instituted in any Specified Court.

14.    Judgement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so and to the extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Dealer Manager could purchase U.S. dollars with such other currency in the Borough of Manhattan, New York City, on the New York business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from them to the Dealer Manager shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first New York business day following receipt by the Dealer Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that)

the Dealer Manager may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Dealer Manager hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Dealer Manager against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Dealer Manager hereunder, the Dealer Manager agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Dealer Manager hereunder.

15.    Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

16.    Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of each other party. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the Transactions, even if advised of the possibility thereof. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

17.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that the Dealer Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Dealer Manager is a Covered Entity or a BHC Act Affiliate of the Dealer Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder, and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and you.

Very truly yours, LIBERTY LATIN AMERICA LTD.

By:
Name:
Title:

Accepted as of the

date first above written:

J.P. MORGAN SECURITIES LLC.

By:
Name:
Title:

EXHIBIT A

[Issuer Written Communications]

EXHIBIT B-1

[Form of Opinion of Baker Botts L.L.P.]

EXHIBIT B-2

[Form of Opinion of Conyers Dill & Pearman Limited]

EXHIBIT B-3

[Form of Opinion of Allen & Overy LLP]

EXHIBIT B-4

[Form of Opinion of McConnell Valdés LLC]

EXHIBIT B-5

[Form of Opinion of Baker Botts (UK) LLP]

EXHIBIT B-6

[Form of Opinion of Nelson Mullins Riley & Scarborough LLP]

EXHIBIT B-7

[Form of Opinion of the Chief Legal Officer of the Company]